Exhibit 4(i)
                                Warrant Agreement
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THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES
ACT OF 1933, AS AMENDED, AND MAY NOT BE SOLD, OFFERED FOR SALE, ASSIGNED, TRANSFERRED OR OTHERWISE DISPOSED OF UNLESS REGISTERED PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE PROVISIONS OF THAT ACT OR AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE CORPORATION IS OBTAINED STATING THAT SUCH DISPOSITION IS IN COMPLIANCE WITH AN AVAILABLE EXEMPTION FROM SUCH REGISTRATION AND THE REGISTRATION REQUIREMENTS OF APPLICABLE STATE SECURITIES LAWS OR REGULATIONS.

                             MEDIQUIK SERVICES, INC.
                                WARRANT AGREEMENT

Pursuant to Section 1.5(b) of that certain Stock Purchase Agreement (the "Stock Purchase Agreement") dated as of June 30, 2000, by and between MediQuik Services, Inc. ("MediQuik") and MiraQuest Ventures, LLC ("MiraQuest"), MediQuik hereby grants to MiraQuest a warrant to purchase 650,000 shares of Common Stock of MediQuik (the "Shares"), at the Exercise Price subject to the terms and conditions set forth below (the "Warrant").

      1. Defined Terms. Unless otherwise defined herein, the capitalized terms used shall have the meaning ascribed to them in Exhibit A hereto.

      2. Vesting and Exercise; Expiration of Rights. The Warrant shall vest and be exercisable on the first business day following the Closing Date. To the extent not exercised, the Warrant shall expire and the warrants shall be forfeited on the tenth anniversary of the Closing Date, without requirement of further notice. No vesting requirements other than those listed in this Section 2 shall be applicable to the Warrant.

      3. Exercise Price. The Exercise Price for each of the Shares shall be
$0.60.

      4. Method of Exercise. The Warrant, to the extent exercisable, may be exercised, in whole or in part, by providing written notice to the Company, which notice shall designate the number of Shares to be purchased and shall be accompanied by the full Exercise Price in readily available funds (cashier's check or wire transfer) for the Shares.

      Alternatively, the Warrant, to the extent exercisable, may be exercised, in whole or in part, by providing written notice to the Company that exercise shall be made in the form of a Net Issuance ("Net Issuance Election"). For this purpose, the term "Net Issuance" shall mean the number of Shares determined by dividing:

      a. The product of the number of Shares with respect to which the Warrant is exercised, multiplied by the excess of the Fair Market Value of a Share on the Exercise Date over the Exercise Price of a Warrant;

      by:
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      b.    The fair market value of a Share on the Exercise Date.

For purposes of this Section 4, the "Fair Market Value" of a Share as of a particular date shall be determined as follows: (i) if traded on a securities exchange or through the Nasdaq National Market, the value shall be deemed to be the average of the closing prices of the securities on such exchange over the thirty (30) day period ending three (3) days prior to the Net Issuance
Election; (ii) if traded over-the-counter (OTCBB or pink sheets), the value shall be deemed to be the average of the closing bid or sale prices (whichever is applicable) over the thirty (30) day period ending three (3) days prior to the Net Issuance Election; and (iii) if there is no active public market, the value shall be the fair market value thereof, as determined in good faith by the Board of Directors of MediQuik.

      5. Delivery of Securities. Delivery of certificates representing the Shares shall be made by MediQuik promptly after receipt of notice of exercise of the Warrant and payment in full for the affected shares. Such shares shall bear a legend in substantially the form attached hereto as Exhibit B. In connection with the issuance and delivery of the Shares hereunder, MiraQuest agrees to deliver to MediQuik such additional documents as MediQuik may reasonably require to ensure compliance with applicable Federal and State Securities laws.

      6. Status of Warrant and Common Stock. Neither the Warrant granted herein nor the Shares issuable upon exercise of the Warrant have been registered under the Act or under any applicable state securities law or regulation. The Warrant and the Shares issuable upon exercise of the Warrant are restricted securities within the meaning of Rule 144 promulgated under the Act and resales thereof are subject to the limitations imposed under such rule.

      7. Rights as Shareholder. Prior to the issuance of Shares upon the exercise of the Warrant, MiraQuest shall have no rights as a shareholder or right to dividends or dividend equivalents, each with respect to the shares subject to the Warrant.

      8. Reservation of Shares. MediQuik shall, during the term of the Warrant, reserve for issuance and delivery upon exercise of the Warrant the number of shares equal to the shares. Such shares may be authorized but unissued shares, treasury shares, or shares acquired on the open market or by private purchase. When issued hereunder upon the exercise of the Warrant, all such shares shall be duly authorized, validly issued, fully paid and nonassessable and free of all preemptive rights.

      9. Adjustment of Exercise Price and Number of Shares. The number of and kind of securities purchasable upon exercise of this Warrant and the Exercise Price shall be subject to adjustment from time to time as follows:

            (a) Subdivisions. Combinations and Other Issuances. If MediQuik shall at any time prior to the expiration of this Warrant subdivide its Common Stock, by split-up or otherwise, or issue additional shares of its Common Stock as a dividend with respect to any shares of its Common Stock, the number of Shares issuable on the exercise of this Warrant shall forthwith be proportionately increased in the case of a subdivision or stock dividend, or proportionately decreased in the case of a combination. Appropriate adjustments shall also be


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            made to the Exercise Price, but the aggregate Exercise Price payable for the total number of Shares purchasable under this Warrant (as adjusted) shall remain the same. Any adjustment under this Section 9(a) shall become effective at the close of business on the date the subdivision or combination becomes effective, or as of the record date of such dividend, or in the event that no record date is fixed, upon the making of such dividend.

            (b) Reclassification. Reorganization and Consolidation. In case of any reclassification, capital reorganization, or change in the Common Stock of MediQuik (other than as a result of a subdivision, combination, or stock dividend provided for in Section 9(a) above), then, as a condition of such reclassification, reorganization, or change, lawful provision shall be made, and duly executed documents evidencing the same from MediQuik or its successor shall be delivered to the Holder, so that the Holder shall have the right at any time prior to the expiration of this Warrant to purchase, at a total price equal to that payable upon the exercise of this Warrant, the kind and amount of shares of stock and other securities and property receivable in connection with such reclassification, reorganization, or change by a holder of the same number of shares of Common Stock as were purchasable by the Holder immediately prior to such reclassification, reorganization, or change. In any such case appropriate provisions shall be made with respect to the rights and interest of the Holder so that the provisions hereof shall thereafter be applicable with respect to any shares of stock or other securities and property deliverable upon exercise hereof, and appropriate adjustments shall be made to the Exercise Price payable hereunder, provided the aggregate Exercise Price shall remain the same.

            (c) Adjustment for Capital Reorganization. Merger or Consolidation. In case of any capital reorganization of the capital stock of MediQuik (other than a combination, reclassification, exchange or subdivision of shares otherwise provided for herein), or any merger or consolidation of MediQuik with or into another corporation whether or not MediQuik is the surviving corporation, or the sale of all or substantially all of the assets of MediQuik, then, and in each such case, as a part of such reorganization, merger, consolidation, sale or transfer, lawful provision shall be made so that the Holder of this Warrant shall thereafter be entitled to receive upon exercise of this Warrant, during the period specified herein and upon payment of the Exercise Price then in effect, the number of shares of stock or other securities or property of the successor corporation resulting from such reorganization, merger, consolidation, sale or transfer that the Holder would have been entitled to if this Warrant had been exercised immediately before such reorganization, merger, consolidation, sale or transfer, all subject to further adjustment as provided in this Section 9. The foregoing provisions of this Section 9(c) shall similarly apply to successive reorganizations, consolidations, mergers, sales and transfers and to the stock or securities of any other corporation that are at the time receivable upon the exercise of this Warrant. If the per share consideration payable to the Holder hereof for shares in connection with any such transaction is in a form other than cash or marketable securities, then the value of such consideration shall be determined in good faith


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            by MediQuik's Board of Directors. In all events, appropriate adjustment (as determined in good faith by MediQuik's Board of Directors) shall be made in the application of the provisions of this Warrant with respect to the rights and interests of the Holder after the transaction, to the end that the provisions of this Warrant shall be applicable after that event to the greatest extent possible.

            (d) Notice of Adjustment. When any adjustment is required to be made in the number or kind of shares purchasable upon exercise of the Warrant, or in the Exercise Price, MediQuik shall promptly notify the holder of such event and (i) of the number of shares of Common Stock or other securities or property thereafter purchasable upon exercise of this Warrant and (ii) the Exercise Price after such adjustment.

      10. No Assignment. No portion of the Warrant shall be subject in any manner to sale, transfer, pledge, assignment or other encumbrance or disposition, whether by operation of law or otherwise and whether voluntarily or involuntarily, except by will or the laws of descent and distribution and as specifically permitted under Paragraph 11 (collectively, a "Transfer"). In the event of a Transfer other than permitted hereunder, the transferred portion of the Warrant shall be canceled and forfeited as of the date of such Transfer, without requirement of further notice.

      11. Transfers. MiraQuest may transfer all or any portion of its rights to receive the Shares under this Warrant to any of its executive officers, Board members, subsidiaries, or related companies or executive officers thereof. MiraQuest may make such a transfer by providing written notice to the Company, which notice shall designate (a) the number of the Shares such transferee shall have the right to exercise pursuant to the transfer and (b) the name, address, and taxpayer identification number of the transferee. MediQuik shall then issue a new Warrant or Warrants to the person or persons entitled thereto in substantially the same form as this Warrant, provided that no transferee shall have the right to further transfer or subdivide such warrant.

      12. Amendment; Termination. The terms and conditions set forth herein may be amended or this agreement may be terminated by the written consent of the parties hereto.

      13. Notice. All notices, requests, and demands to or upon the respective parties to this agreement to be effective shall be given in writing and, unless otherwise expressly provided therein, shall be deemed to have been duly given or made when delivered by hand, when deposited in the mail, first-class postage prepaid or, in the case of notice by facsimile when sent, as follows, or to such other address as may be furnished to the affected party, in writing:

            If to MiraQuest:

                  MiraQuest Ventures, LLC
                  960 Broadway, Suite 250
                  Boise, Idaho 83706
                  Tel.:(208) 424-9700
                  Fax: (208) 424-9638


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            If to MediQuik:

                  MediQuik Services, Inc.
                  4295 San Felipe, Suite 200
                  Houston, Texas 77027
                  Tel.:(713)888-1919
                  Fax: (713) 439-0864

      14. Governing Law; Construction. This agreement and the rights and obligations of the parties hereunder shall be governed by, and construed and interpreted in accordance with, the internal laws of the State of Texas, without regard to principles of conflicts of law.

      15. Headings Descriptive. Section headings have been inserted in this agreement for convenience only and shall not be construed to be a part thereof.

      16. Severability. Every provision of this agreement is intended to be severable, and if any term or provision thereof shall be invalid, illegal or unenforceable for any reason, the validity, legality and enforceability of the remaining provisions thereof shall not be affected or impaired thereby, and any invalidity, illegality or unenforceability in any jurisdiction shall not affect the validity, legality or enforceability of any such term or provision in any other jurisdiction.

      17. Integration. All exhibits to this agreement shall be deemed to be a part hereof This agreement and the Stock Purchase Agreement constitute the entire agreement and understanding between MiraQuest and MediQuik with respect to the subject matter hereof and supersedes all prior agreements and understandings between MiraQuest and MediQuik with respect to the subject matter hereof.

      18. Survival of Representations and Warranties. All representations and warranties made under this agreement, the Stock Purchase Agreement and in any document, certificate or statement delivered pursuant hereto or in connection herewith shall survive the execution and delivery of this agreement.

                                         MEDIQUIK SERVICES, INC.


                                         By: /s/ Grant Gables
                                             -------------------------------
                                             Grant Gables


                                         Its: /s/ Grant Gables
                                              ------------------------------
                                              President

                                         Date: 8/30/00
                                               -----------------------------


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                             MEDIQUIK SERVICES, INC.
                                WARRANT AGREEMENT

                                    EXHIBIT A
                                   DEFINITIONS

      Capitalized terms used in the MediQuik Services, Inc. Warrant Agreement shall have the meanings ascribed below:

      "Act" shall mean the Securities Act of 1933, as amended.

      "Affiliate" or "Affiliates" shall mean any corporation or other form of entity of which MediQuik owns, from time to time, directly or indirectly, 50% or more of the total combined voting power of all classes of stock or other equity interests.

      "Code" shall mean the Internal Revenue Code of 1986, as amended.

      "Closing Date" shall have the meaning given to it in the Stock Purchase Agreement.

      "Common Stock" shall mean the common stock .001 par value of MediQuik.

      "Exercise Date" shall mean the date on which MediQuik receives written notice pursuant to the terms of Section 4, Method of Exercise.
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                             MEDIQUIK SERVICES, INC.
                                WARRANT AGREEMENT

                                    EXHIBIT B
                                     LEGEND

      Common Stock issued upon the excise of the Warrant shall be ascribed with the following legend:

      "THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND MAY NOT BE SOLD, OFFERED FOR SALE, ASSIGNED, TRANSFERRED OR OTHERWISE DISPOSED OF UNLESS REGISTERED PURSUANT TO THE PROVISIONS OF THAT ACT OR AN OPINION OF COUNSEL SATISFACTORY TO THE CORPORATION IS OBTAINED (WHICH COUNSEL AND OPINION MUST BE SATISFACTORY TO THE CORPORATION) STATING THAT SUCH DISPOSITION IS IN COMPLIANCE WITH AN AVAILABLE EXEMPTION FROM SUCH REGISTRATION AND THE REGISTRATION REQUIREMENTS OF APPLICABLE STATE SECURITIES LAWS OR REGULATIONS."